UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006

GLOBALOPTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-117495	73-1703260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor, New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 27, 2006, the Registrant entered into an Asset Purchase Agreement (the “Agreement”) to acquire substantially all of the business and assets of Safir Rosetti, LLC, a Delaware limited liability company (“Safir Rosetti”). Safir Rosetti is a security consulting, investigative and intelligence firm headquartered in New York City with seven additional offices nationwide.

The purchase price of $13 million includes $9 million in cash and $4 million in the stock of the Registrant, plus the assumption of certain liabilities. The purchase price is subject to a post-closing adjustment for working capital. The transaction, which is expected to close in the first quarter of 2006, is subject to customary representations, warranties, and covenants and a financing condition.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of January 27, 2006 by and between GlobalOptions Group, Inc. and Safir Rosetti, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2006	GLOBALOPTIONS GROUP, INC.

By: /s/ Harvey W. Schiller
Harvey W. Schiller, Ph.D.
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of January 27, 2006 by and between GlobalOptions Group, Inc. and Safir Rosetti, LLC.